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                                                                    EXHIBIT 10.1

                                --CONFIDENTIAL--

                  AARO BROADBAND WIRELESS COMMUNICATIONS, INC.
                                CHANGE-IN-CONTROL
                             KEY EMPLOYEE AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into effective the date and year last executed by a party hereto and is by and between Aaro Broadband Wireless Communications, Inc., an Oklahoma Corporation (hereinafter referred to as the "Company"), and the individual executing below as the Key Employee (hereinafter referred to as the "Key Employee"), and is made in reference to the following recitals of fact:

         WHEREAS, the Company considers the maintenance of sound, management practices and stable top management and key personnel to be essential in protecting and enhancing the best interests of the Company and further recognizes that the possibility of a change in control of the Company raises uncertainty and questions among Key Employees and may result in the departure or distraction of such Key Employees to the detriment of the Company and its stockholders; and

         WHEREAS, accordingly, the Board of Directors of the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of Key Employees to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company; and

         WHEREAS, the Company and Key Employee desire to enter into this agreement in order to (1) induce our Key Employees to remain in the employ of the Company, (2) secure for the Company the benefits derived from the Key Employee's employment, and (3) to maximize the Key Employees production efforts during the period prior and subsequent to any "Change-in-Control" (as such term is hereinafter defined) of the Company and to provide for certain contingencies in the event of any Change-in-Control of the Company;

NOW, THEREFORE, in consideration of the foregoing:

         1. GENERAL. This Agreement sets forth the terms and conditions for qualification for severance "Benefits" (as hereinafter defined) which the Company will provide to certain Key Employees in the event their employment with the Company and/or its subsidiaries, if any, is terminated under the circumstances, described herein, subsequent to a Change-in-Control (as that term is defined below). The Key Employees entitled to benefits under this Agreement are those Key Employees of the Company or any of its subsidiaries so designated, from time to time, by the Board of Directors of the Company as being covered by such plan; provided, however, that any Key Employee so designated, from time to time, by the Board of Directors of the Company as being covered by such plan and so designated on the date of the Change-of-Control, shall continue as such a Key Employee after the Change-in-Control. The Company shall enter into this Agreement with each Key Employee so designated.


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         2. COMPANY'S RIGHT TO TERMINATE. No provision contained herein shall affect the Company's ability to terminate the Key Employee's employment at any time, with or without cause. Nothing in this Agreement shall, in any way, require the Company to provide any Benefits prior to a Change-in-Control; nor shall this Agreement ever be construed in any way as establishing any policies or requirements for severance benefits for any Key Employee who terminates employment with the Company prior to a Change-in-Control. In addition, the Company shall have the right to terminate or modify this Agreement at any time prior to a Change-in-Control.

         3. CHANGE-IN-CONTROL. Benefits provided herein shall be payable in the event there shall have occurred a "Change-in-Control," as defined below, and the Key Employee's employment by the Company shall thereafter have been terminated as defined herein.

         For the purpose of this agreement, a "Change-in-Control" of the Company shall be deemed to have occurred if:

               a. individuals who, on the date hereof, are members of the Board of Directors of the Company (the "Board") cease for any reason to constitute at least seventy-five percent (75%) of the members of such Board, unless the election, or the nomination for election by the Company stockholders, of each new director was approved by a vote of at least 75% of the members of such Board then still in office who were members of such Board of the date hereof; or

               b. after the date hereof, any "person" (as such term is used in Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934 ("Exchange Act") becomes the "beneficial owner' (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five (25%) or more of the combined voting power of the Company's then outstanding securities (such "Person" hereafter referred to as a "Major Stockholder"); or

               c. the stockholders of the Company shall approve a merger, consolidation or dissolution or the sale, lease or exchange of all or substantially all of the Company's assets.

         4. TERMINATION FOLLOWING CHANGE-IN-CONTROL. In the event a Change-in-Control shall have occurred, the Key Employee shall be entitled to the benefits provided in Section 5 hereof upon any termination of his employment within the twenty-four (24) month period following such a Change-in-Control; EXCEPT, HOWEVER, a termination of employment:

               a.   because of death or "Retirement" (as defined below); or


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               b.   by the Company for "Cause" or "Disability" (both as defined hereinafter); or

               c. by the Key Employee other than for "Good Reason" (as hereinafter defined below):

                        (1) DISABILITY; RETIREMENT.

                               (a) Termination by the Company of a Key
                                   Employee's employment based of "Disability" shall mean termination because of his absence from duties with the Company on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to physical or mental illness, unless he shall have returned to the full-time performance of his duties within thirty (30) days after "Notice of Termination" (as described in (4) below) is given in connection with such absence.

                               (b) Termination of employment based on
                                   "Retirement" shall mean the Key Employees voluntary resignation in accordance with the Company's retirement procedures generally applicable to all employees, but shall not include early retirement due to a special incentive package.

                        (2) CAUSE.

                            Termination by the Company of a Key Employee's employment for "Cause" shall mean termination within the twenty-four (24) month period following a Change-in-Control by reason of the willful and continued failure by the Key Employee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness) for a period of thirty (30) or more days after a written demand for substantial performance is delivered to him by the Chief Executive Officer of the Company or the Director of Human Resources, which demands specifically identifies the manner in which such officer or officers believe that the Key Employee has not substantially performed his duties.

                            Notwithstanding the foregoing, the Key Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Key Employee, a copy of a Notice of Termination from the Chief Executive Officer or Director of Human Resources, after reasonable notice to the


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                                --CONFIDENTIAL--


                            Key Employee and an opportunity for him, together with his counsel, to be heard before the Board of Directors, finding that, in the good faith opinion of the Board, he was guilty of conduct set forth above in this subsection and specifying the particulars thereof in detail.

                        (3)   GOOD REASON.

                        Termination by the Key Employee of his employment for "Good Reason" shall mean:

                               a. within the twenty-four (24) month period following the Change-in-Control, if there has occurred a reduction by the Company in his base salary in effect immediately prior to the Change-in-Control or as increased, from time to time thereafter; or

                               b. within the twenty-four (24) month period following a Change-in-Control, and without the Key Employee's express written consent, the relocation of the Key Employee's assigned principal site of employment to a location outside the metropolitan area of the city of his principal site of employment on the date of the Change-in-Control which reasonably requires the Key Employee to move residences; or

                               c. within the twenty-four (24) month period following the Change-in-Control, if there has occurred a failure by the Company to maintain plans providing benefits to the Key Employee at least as beneficial as those provided by any benefit or compensation plan, stock grant or option plan, life insurance plan, health and accident plan or disability plan in which the Key Employee is participating at the time of the Change-in-Control or if the Company has taken any action which would adversely affect the Key Employee's participation in or materially reduce the Key Employee's benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him at the time of the Change-in-Control, or if the Company has failed to provide him with the number of accrued paid vacation days to which he would be entitled in accordance with the Company's normal vacation policy in effect at the time of the Change-in-Control; or

                               d. within the twenty-four (24) month period following a Change-in-Control, if the Company has reduced in any


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                                --CONFIDENTIAL--


                                   manner, the Key Employee's title, job
                                   authorities or responsibilities existing immediately prior to the Change-in-Control; or

                               e. within the twenty-four (24) month period following a Change-in-Control, if the Company has failed to obtain the assumption of the obligations contained in this Plan by any successor as required under Section 7(a); or

                               f. within the twenty-four (24) month period following a Change-in-Control, if there occurs any purported termination of the Key Employee's employment by the Company which is not affected pursuant to a Notice of Termination satisfying the requirements of
                                   Section 4(c)(4) below; and, for purposes of this Agreement, no such purported termination shall be effective.

                        A termination of employment by the Key Employee within the twenty-four (24) month period following a Change-in-Control shall be for Good Reason if one of the occurrences specified in this Section 4(c)(3) shall have occurred, notwithstanding that the Key Employee may have other justifiable reasons for terminating employment, including the employment by another employer which the Key Employee desires to accept.

                        (4) THE NOTICE OF TERMINATION.

                            Any purported termination of a Key Employee's employment by the Company pursuant to this Agreement shall be communicated by written notice of termination to the Key Employee. For purposes of this plan a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth, in reasonable detail, the facts and circumstances claimed to provide a basis for termination of the Key Employee's employment under the provision so indicated.

                        (5) DATE OF TERMINATION.

                            "Date of Termination" shall mean:

                            (a) if the Key Employee's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that the Key Employee shall not have


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                                --CONFIDENTIAL--


                                  returned to the performance of his duties on full-time basis during such thirty (30) day period);

                            (b) if the Key Employee's employment is terminated pursuant to Section 4(c)(2) above for cause, the date on which the Notice of Termination is given;

                            (c) if the Key Employee's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given, the Key Employee notifies the Company that a dispute exists concerning the termination the date of termination shall be the date on which the dispute is finally settled, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction; and

                            (d) if the Key Employee terminates his employment for Good Reason, the date on which the Company receives notice from the Key Employee of such termination.

         5. BENEFITS UPON TERMINATION. If, within the twenty-four (24) month period following a Change-in-Control, the Key Employee's employment by the Company shall be terminated by the Company other than for Cause or Disability or shall be terminated by the Key Employee for Good Reason prior to Retirement, the Key Employee shall be entitled to his full base salary through the Date of Termination to the extent not theretofore paid, plus the Key Employee shall be entitled to the "Benefits" provided below:

               a. SPECIAL SEVERANCE PAY.

                  Employee shall be entitled to the sum of:

                        (1) an amount (discounted to present value on the basis
                            of a rate of 7.5% per annum) equal to the product of his/her monthly base salary in effect at termination, multiplied by thirty-six (36) months, reduced by the number of whole months, if any, in which the Key Employee was employed by the Company in excess of twelve (12) months following a Change-in-Control; plus

                        (2) an amount (discounted to present value on the basis
                            of a rate of 7.5% per annum) equal to the sum of the total award of any annual incentive compensation or bonus payment made to the Key Employee in respect of his performance for the calendar year next preceding the Change-in-Control plus any other performance bonuses due to the Key Employee.


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               b. SEVERANCE COMPENSATION UPON TERMINATION OF EMPLOYMENT. If the
                  Key Employee is entitled to compensation pursuant to Section 5
                  (a) above, the Company or it's successor shall pay such amount to the Key Employee in a lump sum, in cash, on the fifth (5th) day following the Date of Termination, provided, however, that if the lump sum severance payment under this Section (5), either alone or together with other payments which the Key Employee has the right to receive from the Company or a successor Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), such lump sum severance payment shall be reduced to the largest amount that will not constitute a "parachute payment."

               c. INCENTIVE COMPENSATION PLANS. Notwithstanding anything to the contrary contained in any stock agreement between the Company and the Participant, the Key Employee shall be fully vested as the Date of Termination in any and all stock grants or stock options previously granted to Key Employee by the Company.

               d. BENEFIT PLANS. For a period of twenty-four (24) months
                  following the Key Employee's Date of Termination, reduced by the number of whole months, if any, in which the Key Employee was employed by the Company in excess of six (6) months following a Change-in-Control, Key Employee, subject to the "Cash-out Option" discussed below, shall be entitled to continue to participate in the following benefit plans of the Company. In addition, subject to applicable federal and state statutes and regulations or in the case of their application, as of his Date of Termination, the Key Employee shall become fully vested in all respects in the following benefit plans:

                        (1) any life insurance, health insurance or dental
                            insurance plan.

                        (2) Savings plan; (e.g. Simplified IRA or 401K Plan)

                        (3) Any other benefit plans made generally available to
                            other Key Employee's comparable level or to employees of the Company in general.

               e. CLUB MEMBERSHIPS. The Company shall assign to the Key
                  Employee its interest in any club membership standing in the name of the Key Employee. Any membership in any club in the Company's name for the benefit of the Key Employee shall at the option of the Key Employee, be transferred to the Key Employee by the Company upon the Key Employee's payment of the club's transfer fee.


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                                --CONFIDENTIAL--


               f. SPECIAL SUPPLEMENTAL BENEFIT PLAN. Notwithstanding anything to the contrary contained in this Agreement or in any of the Company's employee benefit plans, or in any federal, state or local statute, rule or regulation governing such employee benefit plans, if the Key Employee is not fully vested in any of the benefit plans described herein or any other benefit plans of the Company at the date of his termination, the Company shall pay to the Key Employee amounts (hereinafter called "Benefit Payment Equivalents") equal to the amounts which would have been received by the Key Employee under all benefit plans if the Key Employee had been fully vested therein with such Benefit payment Equivalents to be payable at the time benefits are otherwise payable under the Company's present benefit plans (subject to the Cash-out Option discussed below); provided, however, that any Benefit Payment Equivalents shall be reduced to the extent, if any that the Key Employee receives the payment of benefits under such Company benefit plans.

               g. CASH-OUT OPTION. In addition to the lump sum severance
                  payment discussed in Sections 5(a) and (b) above, the Key Employee shall have the option to elect to receive a lump sum cash equivalent (discounting to present value, on the basis of a rate of 7.5% per annum, any sums not previously discounted to present value hereunder) of all of the other benefits listed in this Section 5. The Key Employee shall give written notice to the Company of his election under this option, and payment hereunder shall be made within thirty (30) days of such election.

               h. LEGAL EXPENSE. If any dispute should arise under this
                  agreement involving an effort by the Key Employee to protect, enforce or secure rights or benefits claimed by the Key Employee hereunder, the Company shall pay (promptly upon demand by the Key Employee, accompanied by reasonable evidence of incurrence) all reasonable expenses (including attorney's fees) incurred by the Key Employee in connection with such dispute.

               i. INTEREST. The Key Employee shall be entitled to receive interest on any amount payable under this plan from the date such payment is due hereunder to the date paid at the rate of the lesser of twenty percent (20%) per annum or the highest rate legally permissible.

         6. NO MITIGATION. The Key Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and except as expressly set forth herein no such other employment, if obtained, or compensation, or benefits payable in connection therewith shall reduce any amounts or benefits to which the Key Employee is entitled hereunder.


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                                --CONFIDENTIAL--


         7. SUCCESSORS; BINDING AGREEMENT. The Company may amend or terminate this Agreement by action of its Board at any time prior to a Change-in-Control. The Company expressly waives any right to amend or terminate this Agreement following a Change-in-Control, and the Company acknowledges that the Key Employee shall have a binding and irrevocable right to the benefits set forth hereunder in the event of a Change-in-Control. Any purported termination of such plans following a Change-in-Control shall be ineffective, and the Key Employee shall lose no right hereunder for failing to contest such a purported plan termination.

               a. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to honor this Agreement in the same manner and to the same extent that the Company would be required to so honor if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a violation of this Agreement and shall entitle the Key Employee to benefits from the Company or any such successor in the same amount and on the same terms as a termination of employment for Good Reason, except that for the purposes of implementing for foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. the Company shall promptly notify the Key Employee of any succession by purchase, merger, consolidation or otherwise to all or substantially all the business and/or assets of the Company.

               b. This Agreement shall inure to the benefit of and be
                  enforceable by the Key Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributions, devisees and legatees. If the Key Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisees, legatees or, if there be no such designee, to his estate.

               c. The Company expressly acknowledges and agrees that each Key
                  Employee shall have a contractual right to the benefits provided hereunder, and the Company expressly waives any ability, if possible, to deny liability for any breach of its contractual commitment hereunder upon the grounds of lack of consideration, accord and satisfaction or any other defense. In any dispute arising after a Change-in-Control as to whether the Key Employee is entitled to such benefits under this Agreement, there shall be a presumption that the Key Employee is entitled to such Benefits and the burden of proving otherwise shall be on the Company.


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                                --CONFIDENTIAL--


               d. All benefits to be paid hereunder shall be in addition to any disability, workers' compensation, or other the Company benefit plan distribution, unpaid vacation or other unpaid benefits that the Employee has accrued at his Date of Termination.

         8. BINDING EFFECT. This Agreement shall be binding upon the successors and assigns of the Company.

         9. RECEIPT OF AGREEMENT. Each of the parties hereto acknowledges reading this Agreement in its entirety and does hereby acknowledge receipt of a fully-executed copy hereof. A fully executed copy shall be a duplicate original for all purposes.

         10. GOVERNING LAW. This Agreement is to be governed by and construed under the law of the State of Oklahoma.

         11. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         12. INVALID PROVISIONS. Should any part of this Agreement, for any reason, be declared invalid, the validity and binding effect of any remaining portion shall not be effected, and the remaining portion of this Agreement shall remain in force and effect as if this Agreement had been executed with the invalid provisions eliminated.

         13. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto, and it may not be modified or amended by oral agreement but only by an agreement in writing signed by the Company and the Key Employee.

         14. NOT ERISA PLAN. This Agreement shall never be construed or operated, in any way, as a "Pension Plan" within the meaning of the Federal Employee Retirement Income Security Act of 1974 as amended.

         15. NOT EMPLOYMENT CONTRACT. Notwithstanding any provision to the contrary contained herein, this Agreement does not create an employment contract or give the Key Employee a right to continued employment or compensation in lieu thereof except in the case of a Change-in-Control as defined herein.

         16. CORPORATE APPROVAL. This Agreement has been approved by the Board of Directors of the Company and has been duly executed and delivered to the Key Employee and on behalf of the Company by its duly authorized representative.


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         17. SUPERSESSION. Where inconsistent with such agreements or plans, this Agreement shall supersede any and all other written oral agreements or plans between the Company and the Key Employee concerning the subject matter or benefits described herein.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereinabove first set forth.



                                     AARO BROADBAND WIRELESSCOMMUNICATIONS, INC.
                                     A NEVADA CORPORATION



                                     BY:
                                          ------------------------------------
                                     NAME: NORMAN S. LEIGHTY
                                     TITLE: CHAIRMAN OF THE BOARD
                                     DATE:
                                           ------------


                                     "KEY EMPLOYEE"


                                     -----------------------------------------
                                     NAME:
                                     DATE:
                                           ------------


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